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EX-99.906CERT

I, Elizabeth M. Forget, President and I, Jeffrey A. Tupper, Chief Financial Officer and Treasurer of Met Investors Series Trust (the "Trust"), each certify that:

1. This Form N-CSR filing for the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:   /s/ Elizabeth M. Forget
      -----------------------
      Elizabeth M. Forget
      President

By:   /s/ Jeffrey A. Tupper
      --------------------
      Jeffrey A. Tupper
      Chief Financial Officer and Treasurer

Date: September 4, 2003

A signed original of this written statement required by Section 906 or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Met Investors Series Trust and will be retained by Met Investors Series Trust and furnished to the Securities and Exchange Commission or its staff upon request.